                                                                    EXHIBIT 10.1

                                                                        APPENDIX

                                  ALPHARMA INC.

                        NON-EMPLOYEE DIRECTOR OPTION PLAN

1.   PURPOSE OF THE PLAN

     The purpose of this Plan is to promote the interests of the Company (i) by tying more directly the compensation of directors to the performance of the Company as measured by the market price of its stock and (ii) through aligning more closely the interests of directors with the interests of the Company's stockholders.

2.   ADMINISTRATION

     Except for the discretion reserved to the Board of Directors, the Plan shall be administered by a committee of the Board of Directors of the Company consisting of one or more directors (the "Director Options Committee") appointed for such purpose by the Compensation Committee of the Board of Directors. All questions of interpretation and application of this Plan to options granted hereunder (the "Director Options") and of this Plan and any related agreements and instruments shall be subject to the good faith determination of the Director Options Committee, which shall be final and binding on all persons. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3.   DIRECTOR OPTION SHARES

     The stock subject to the Director Options and other provisions of this Plan shall be shares of the Company's Class A Common Stock, with $.20 par value (hereinafter referred to as the "Class A Stock"). The aggregate number of shares of Class A Stock authorized to be issued upon exercise of Director Options and reserved for issuance under the Plan is 150,000. In the event that application of any provision of this Plan would result in the issuance of, or the right to purchase, any fractioned share of Class A Stock, the fraction shall be rounded to a full share.

4.   GRANTING OF DIRECTOR OPTIONS

     Subject to the discretion and approval of the Board of Directors, each director shall receive an option to purchase up to 5,000 shares of Class A Stock immediately following each annual meeting of stockholders of the Company at which such director is elected to serve on the Board of Directors of the Company. If a director is elected or appointed to the Board of Directors other than at the annual meeting of stockholders, such director shall receive as of the date of such election or appointment an option to purchase a number of share of Class A Stock equal to (i) the amount of the then most recent grant multiplied by (ii) a fraction, the numerator of which is the number of days remaining from the date of such election or appointment until the anniversary of the preceding annual meeting of the stockholders and the denominator of which is
365. The price at which shares may be purchased pursuant to any Director Option shall be the fair market value of the shares on the date that the Director Option is granted.

5.   ELIGIBILITY

     The individuals who will be eligible to receive Director Options will be each person elected or appointed as a director of the Company who is not also an employee of the Company or any of its subsidiaries at the time such person is so elected or appointed. A Director Option granted to a director under this Plan shall continue to be effective in accordance with its terms notwithstanding that prior to or subsequent to the grant of such option such director was or becomes an employee of the Company or its subsidiaries.

6.   TERMS OF DIRECTOR OPTIONS; VESTING

     Each Director Option shall have a term of ten years from the date of grant or such lesser term as is approved by the Board of Directors (the "Option Term"); provided that if a director ceases to be a director for any reason, all Director Options held by such Director shall terminate on the fifth anniversary, of the date on which such individual ceases to be a director, if such director has served for five years or more, or otherwise on the first anniversary of the date on which such individual ceases to serve as a Director (the "Early Termination Date"). Each Director Option which has become vested (as described below) may be exercised from time to time until the earlier of (i) the end of the Option Term or (ii) the Early Termination Date, in part or in whole. The exercise price of each Director Option may be paid in cash or by delivery of shares of Class A Stock previously acquired by the optionee having a fair market value equal to the exercise price of the Director Option being exercised. Each Director Option shall vest in full on the date of the first annual meeting of stockholders following the date of grant of such option; provided that if a person ceases to be a director for reason of disability or death prior to such vesting date, a portion of any unvested Director Options held by such director shall vest as of the day preceding the date such person ceases to be a director for such reason, which portion shall be equal to (i) the number of unvested Director Options held by such director multiplied by (ii) a fraction, the numerator of which is the number of days such Director has held such unvested option and the denominator of which is 365. If a Director is removed from the Board or resigns other than for reasons of disability or death, the unvested Director Options held by such director shall not vest following such removal or resignation.

7.   EXERCISE OF DIRECTOR OPTIONS

     Director Options shall be exercised by the delivery of written notice to the Company (Attention: Treasurer) setting forth the number of shares with respect to which the Director Option is to be exercised and the address to which the certificates for such shares are to be mailed, together with (i) cash (including checks, bank drafts or postal or express money orders payable to the order of the Company) or (ii), shares of Class A Stock, previously acquired, having an aggregate value equal to the option price of such shares. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such Director Option has been so exercised ("Option Shares"), issued in the optionee's name; provided, that such delivery shall be deemed effected for all purposes when such certificates shall have been deposited in the United States mail, addressed to the optionee, at the address specified pursuant to this paragraph. For all purposes, an optionee shall be deemed to have exercised a Director Option and to have purchased and become the holder of the Option Shares as of the date the Company receives written notification of exercise and payment as provided herein.

8.   TRANSFERABILITY OF DIRECTOR OPTIONS

     Director Options shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by him or by his guardian or legal representative.

9.   REQUIREMENTS IMPOSED BY LAW AND DIRECTOR OPTIONS COMMITTEE

     The Company shall not be required to sell or issue any shares under any Director Option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Director Options Committee shall be final, binding and conclusive.

     The Company shall not be required to issue any shares upon exercise of any option unless the Company has received the optionee's representation or other evidence satisfactory to it to the effect that the holder of such Director Option will not transfer such Option Shares in any manner which could constitute a violation of any securities or other law, or which would not be in compliance with such other conditions as the Director Options Committee may deem appropriate.

     The Director Options Committee may impose such other limitations on the exercise of Director Options as it concludes are necessary to comply with applicable law and carry out the intent and purpose of the Plan.

10.  NO RIGHTS AS STOCKHOLDER

     No optionee shall have rights as a stockholder with respect to shares covered by a Director Option until the date of exercise of such Director Option; and, except as otherwise provided in paragraph 12 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefore is prior to the date of exercise of such option.

11.  NO OBLIGATION TO RETAIN DIRECTOR

     The granting of any option shall not impose upon Company, its stockholders or the Board of Directors any obligation to elect, appoint or retain any person as a member of the Board of Directors; and the right to remove any director as provided by applicable law shall not be diminished or affected by reason of the fact that a Director Option has been granted to such Director.

12.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

     The existence of outstanding Director Options shall not affect in any way the right of power of the Company or its stockholders to make or authorize any or all adjustment, recapitalizations, reorganization, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures or preferred or prior preference stock senior to or otherwise affecting the Class A Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, or pay a dividend in shares of its Class A or Class B Common Stock, then (a) the number, type, and per share price of shares of stock subject to outstanding Director Options hereunder shall be appropriately adjusted in such a manner as to entitle each optionee to receive upon exercise of his Director Option, for the same aggregate consideration, the same total number and type of shares as he would have received as a result of the event requiring the adjustment had he exercise his Director Option in full immediately prior to such event; provided, however, that if any such adjustment would result in the right to purchase a fractional share, the number of shares subject to the Director Option will be decreased to the next lower whole number; and (b) the number and type of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number of shares of Class A Stock then reserved that number and type of shares of stock that would have been received by the owner of an equal number of outstanding shares of Class A Stock as the result of the event requiring the adjustment.

     If the Company shall be a party to any merger or consolidation or effect any recapitalization which causes a change in the Class A Stock which does not effect an adjustment under the prior paragraph, the Director Options Committee, in its discretion, may, if it considers it to be appropriate to carry out the intent and purpose of the Plan, make such adjustments in the nature or amount of securities subject to the Director Options or the Director Option price as it considers appropriate, and such adjustments shall be binding and conclusive of all holders of Options.

     Except as expressly provided herein, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon sale, or upon the exercise or rights or warrants to subscribe therefore, or upon conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Stock then subject to outstanding Director Options.

13.  AMENDMENT OR TERMINATION OF PLAN

     The Board of Directors of the Company may modify, revise or terminate this Plan at any time and from time to time, except that none of the term of the Plan, the eligibility of grantees, the aggregate number of shares reserved for issuance pursuant to this Plan, the amount of Directors Options to be granted to any director or the minimum option price shall, other than by operation of paragraph 12 hereof, be modified or revised without the consent of the holders of Class A and Class B Common Stock having a majority of the voting power. The termination of the Plan by the Board of Directors shall not affect any Director Options granted prior to such termination. The terms upon which Directors Options are granted may not be amended more frequently than once every six months (except to comply with applicable tax or other laws).

14.  WRITTEN OPTION AGREEMENTS

     Each Director Option granted hereunder may be embodied in a written option agreement which shall contain such other provisions as the Director Options Committee in its discretion shall deem advisable. The failure to provide a written option agreement shall not affect the validity of Director Options provided for herein or the rights of directors to receive and exercise such options as herein provided.

15.  DIRECTOR AND STOCKHOLDER APPROVAL; DURATION OF PLAN

     This Plan has been duly adopted by the Board of Directors on March 14, 1996 and approved by the stockholders of the Company on May 30, 1996. This Plan shall terminate on December 31, 2005 or by earlier action of the Board of Directors pursuant to paragraph 13 hereof provided such termination shall not affect any Director Options granted prior to such termination.

16. ELECTION TO RECEIVE SHARES IF SUBJECT TO DETRIMENTAL NON-U.S. INCOME TAX CONSEQUENCES

     If a person would be subject to significantly detrimental income tax consequences as a result of receiving Director Options under any non-United States income tax provisions, such person may elect (by written notice to the Director Options Committee prior to the date of grant) to receive in lieu thereof one share of Class A stock for every ten shares purchasable under the Director Options such person would otherwise have received.

17.  REFERENCE TO EMPLOYEE STOCK OPTION PLAN ("EMPLOYEE PLAN")

     To the extent not inconsistent with the terms of this Plan, the terms and provisions of the Employee Plan shall apply to any options granted hereunder.